UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 4, 2010

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 4, 2010, Wizzard Software Corporation, a Colorado corporation (the “Company”), executed Waiver and Extension Agreement (the “Agreement”) with Alpha Capital Anstalt; Mill City Ventures, LP; and Isle Capital, LLC (collectively, the “Holders”), under which the parties agreed to extend the maturity date of the Secured Notes held by the Holders from January 1, 2010, to November 1, 2010.  In addition, each of the Holders agreed to waive the notice provision of Section 10 of the Subscription Agreement between the parties, dated December 2, 2008, and agreed to waive the prepayment provision of Section 2.2 of the Secured Notes with respect to the Company’s sale and issuance of debt and securities.  In addition, the Company agreed to issue a total of 600,000 “unregistered” and “restricted” shares of its common stock to the Holders as follows:

Holder

No. of Shares

Alpha Capital Anstalt

100,000

Mill City Ventures, LP

312,500

Isle Capital, LLC

187,500

The Company’s Board of Directors had unanimously approved the Waiver and Extension Agreement and authorized its execution on December 18, 2009.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description

10.1

Waiver and Extension Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION

Date:	1/6/10	By:	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer and President